Exhibit 99.1

Semler Scientific® Announces Updated BTC & ATM Activity;

Purchased Additional 111 BTC; Now Holds 3,303 BTC; YTD BTC Yield of 23.5%

Santa Clara, CA – April 25, 2025 – Semler Scientific, Inc. (Nasdaq: SMLR), a pioneer in developing and marketing technology products and services to assist its customers in evaluating and treating chronic diseases, today announced updates regarding its bitcoin (BTC) activity, holdings and yield, as well as its at-the-market equity offering (ATM) programs.

BTC Update

Between February 14, 2025 and April 24, 2025, Semler Scientific acquired 111 bitcoins for $10.0 million with an average purchase price of $90,124 per bitcoin, inclusive of fees and expenses, using proceeds from its ATM offering and cash on hand. As of April 24, 2025, Semler Scientific held 3,303 bitcoins, which were acquired for an aggregate $290.4 million at an average purchase price of $87,929 per bitcoin, inclusive of fees and expenses and had a market value of $309.1 million based on the price of bitcoin as reported on the Coinbase exchange as of 4pm ET on such date.

ATM Offering Program

Semler Scientific entered into a Controlled Equity OfferingSM Sales Agreement (the initial Sales Agreement) with Cantor Fitzgerald & Co., pursuant to which could issue and sell from time to time up to $150.0 million of its common stock in an ATM offering. As of April 22, 2025, Semler Scientific had issued and sold an aggregate of 2,438,274 shares of its common stock under the initial Sales Agreement for aggregate net proceeds (less sales commissions) of approximately $126.0 million. As the registration statement and prospectus for the new ATM offering became effective on April 22, 2025, Semler Scientific is no longer selling any shares under the initial Sales Agreement.

On April 15, 2025, Semler Scientific entered into a new Controlled Equity OfferingSM Sales Agreement (the new Sales Agreement) with Barclays Capital Inc., Cantor Fitzgerald & Co., Canaccord Genuity LLC, Needham & Company, LLC, Craig-Hallum Capital Group LLC and Lake Street Capital Markets, LLC pursuant to which it may issue and sell from time to time up to $500.0 million of its common stock in an ATM offering. From the time of effectiveness to April 24, 2025, Semler Scientific has issued and sold 57,100 shares of its common stock for aggregate net proceeds (less sales commissions) of approximately $2.0 million under the new Sales Agreement.

BTC Yield as a Key Performance Indicator (KPI)

Semler Scientific’s BTC Yield was 23.5% YTD through April 24, 2025. Semler Scientific uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner Semler Scientific believes is accretive to stockholders. Semler Scientific believes this KPI can be used to supplement an investor’s understanding of Semler Scientific’s decision to fund the purchase of bitcoin by issuing additional shares of its common stock or instruments convertible to common stock.

BTC Yield and Basic and Assumed Diluted Shares Outstanding

	12/31/2024	4/24/2025
Total Bitcoin Holdings	2,298	3,303

Basic Shares Outstanding (‘000)	9,557	9,854
2030 Convertible Shares with Capped Calls $107.01		934
Options Outstanding	691	1,140
Assumed Diluted Shares Outstanding (1)	10,248	11,928
BTC Yield % (YTD)		23.5%

(1)	Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s Basic Shares outstanding as of the end of each period plus all the additional shares that would result from the assumed conversion of all outstanding convertible notes and related capped calls, and exercise of all outstanding stock option awards. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of outstanding convertible notes or settlement of capped calls.

Important Information about BTC Yield KPI

BTC Yield is a KPI that represents the percentage change period-to-period of the ratio between Semler Scientific’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and exercise of all outstanding stock option awards. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of outstanding convertible notes or settlement of capped calls.

Semler Scientific uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner Semler Scientific believes is accretive to stockholders. Semler Scientific believes this KPI can be used to supplement an investor’s understanding of its decision to fund the purchase of bitcoin by issuing additional shares of its common stock. When Semler Scientific uses this KPI, management also takes into account the various limitations of this metric, including that it assumes the outstanding convertible notes will be converted into shares of common stock and the capped calls will be settled in accordance with their respective terms.

Additionally, this KPI is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to a “yield” in the traditional financial context. It is not a measure of the return on investment Semler Scientific’s stockholders may have achieved historically or can achieve in the future by purchasing stock of Semler Scientific, or a measure of income generated by Semler Scientific’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of Semler Scientific’s common stock is informed by numerous factors in addition to the amount of bitcoins Semler Scientific holds and number of actual or potential shares of its stock outstanding. As a result, the market value of Semler Scientific’s shares may trade at a discount or a premium relative to the market value of the bitcoin Semler Scientific holds. BTC Yield is not indicative nor predictive of the trading price of Semler Scientific’s shares of common stock. As noted above, this KPI is narrow in its purpose and is used by management to assist in assessing whether Semler Scientific is using equity capital in a manner accretive to stockholders solely as it pertains to its bitcoin holdings.

In calculating this KPI, Semler Scientific does not take into account the source of capital used for the acquisition of its bitcoin. Semler Scientific notes in particular, it has acquired bitcoin using cash flow from operations, proceeds from the sale of shares in its ATM offering, as well as from the offering of convertible notes, which at the time of issuance and including the capped calls had, and may from time-to-time thereafter have, conversion prices above the current trading prices of Semler Scientific’s common stock, or as to which the holders of such convertible notes may not then be entitled to exercise the conversion rights of the notes. Conversely, if Semler Scientific’s convertible notes mature or are redeemed without being converted into common stock, Semler Scientific may be required to sell shares in quantities greater than the shares such convertible notes and related capped calls are convertible into or generate cash proceeds from the sale of bitcoin, either of which would have the effect of decreasing the BTC Yield due to changes in Semler Scientific’s bitcoin holdings and shares in ways that were not contemplated by the assumptions in calculating BTC Yield. Accordingly, this metric might overstate or understate the accretive nature of Semler Scientific’s use of capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity and convertible debt offerings and not all issuances of equity may involve the acquisition of bitcoin.

Semler Scientific’s ability to achieve positive BTC Yield may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

Semler Scientific has historically not paid dividends on its shares of common stock, and by presenting this KPI, Semler Scientific makes no suggestion that it intends to do so in the future. Ownership of common stock does not represent an ownership interest in the bitcoin Semler Scientific holds.

Investors should rely on the financial statements and other disclosures contained in Semler Scientific’s filings with the Securities and Exchange Commission (SEC). This KPI is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

Forward-Looking Statements

This press release contains "forward-looking" statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words "believe," "goal," "may," "will," "intend," "expect," "anticipate," "estimate," "project," "would," "could" or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding acquiring and holding bitcoin; its BTC yield; and other express or implied statements regarding the ATM offering and its healthcare business. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific's actual results to differ materially from those discussed here, such as risks inherent with settlement of government investigations and negotiating terms with multiple parties; risks related to borrowing funds, including changing interest rates and credit markets and volatility in bitcoin; investing in bitcoin, including bitcoin's volatility; risk of implementing a bitcoin treasury strategy; risks of indebtedness from the recent convertible notes offering; risks of settlement with counterparties of the capped calls; along with those other risks related to its healthcare business and the risk factors detailed in Semler Scientific's filings with the SEC. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this press release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

No Offer or Solicitation

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Semler Scientific, nor shall there be any offer, solicitation or sale of such securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Semler Scientific, Inc.:

Semler Scientific, Inc. is a pioneer in developing and marketing technology products and services to assist its customers in evaluating and treating chronic diseases. Its flagship product, QuantaFlo®, which is patented and cleared by the U.S. Food and Drug Administration (FDA), is a rapid point-of-care test that measures arterial blood flow in the extremities. The QuantaFlo test aids in the diagnosis of cardiovascular diseases, such as peripheral arterial disease (PAD), and Semler Scientific is seeking a new 510(k) clearance for expanded indications. QuantaFlo is used by healthcare providers to evaluate their patient’s risk of mortality and major adverse cardiovascular events (MACE). Semler Scientific also invests in bitcoin and has adopted bitcoin as its primary treasury asset.

INVESTOR CONTACT:

Renae Cormier

Chief Financial Officer

ir@semlerscientific.com

SOURCE: Semler Scientific, Inc.

4